INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
PeopleNet International Corporation

We have audited the accompanying balance sheet of PeopleNet International Corporation, a Delaware Corporation (the "Company") as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the two years period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PeopleNet International Corporation as of December 31, 2003 and the results of its operations and its cash flows for the two years period then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $18,912,157 and the Company's total liabilities exceeded the total assets by $723,188 as of December 31, 2003. These factors as discussed in Note 14 to the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 23, 2004